November 25, 2008

Bridge Capital Holdings Receives Treasury Approval
for $24 Million from Capital Purchase Program

San Jose, CA - November 25, 2008 - Bridge Capital Holdings (NASDAQ: BBNK), whose subsidiary is Bridge Bank, National Association, today announced that it has obtained preliminary approval of its application to sell $24 million of preferred stock and warrants to the U.S. Treasury Department under the TARP Capital Purchase Program. In addition, as previously announced, the Company is moving forward on plans to raise $30 million of capital from private investors.

“We are pleased that the U.S. Treasury has selected Bridge Capital Holdings to participate in the TARP Capital Purchase Program,” said Daniel P. Myers, President and Chief Executive Officer of Bridge Capital Holdings and Bridge Bank. “This additional capital will fortify our already strong capital position and enhance our ability to support our customers in this difficult business environment. As responsible stewards of shareholders’ and taxpayers’ capital, we are committed to supporting the Silicon Valley economy by lending these additional funds to creditworthy clients in the markets we know well and serve.”

The U.S. Treasury’s Capital Purchase Program is a voluntary program designed to assist healthy institutions build their capital positions to support the U.S. economy by increasing the flow of financing to U.S. businesses and consumers. On a pro forma basis, this investment will elevate Bridge Capital Holdings’ strong Tier 1 capital ratio of 9.02% to an even healthier 10.9%.

About Bridge Capital Holdings

Bridge Capital Holdings is the holding company for Bridge Bank, National Association. Bridge Capital Holdings was formed on October 1, 2004 and holds a Global Select listing on The NASDAQ Stock Market under the trading symbol BBNK. For additional information, visit the Bridge Capital Holdings website at http://www.bridgecapitalholdings.com.

About Bridge Bank, N.A.

Bridge Bank, N.A. is Silicon Valley’s full-service professional business bank. The Bank is dedicated to meeting the financial needs of small and middle market companies, and emerging technology businesses in Silicon Valley, Northern California, and the nation. Bridge Bank provides its clients with a comprehensive package of business banking solutions delivered through experienced, professional bankers. For additional information, visit the Bridge Bank website at http://www.bridgebank.com.

Contacts

Daniel P. Myers	Thomas A. Sa
President	Executive Vice President
Chief Executive Officer	Chief Administrative Officer, Chief Financial Officer
408.556.6510	408.556.8308
dan.myers@bridgebank.com	tom.sa@bridgebank.com

Forward-Looking Statements

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and are subject to the safe harbors created by that Act. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include the words "believe," "expect," "anticipate," "intend," "plan," "estimate," or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could," or "may." Forward-looking statements describe future plans, strategies and expectations, such as, for example, the Company's plans to reduce non-performing assets, to raise capital and expectations regarding capital ratios. Forward-looking statements are based on currently available information, expectations, assumptions, projections, and management's judgment about the Company, the banking industry and general economic conditions. These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management's views as of any subsequent date. Future events are difficult to predict, and the expectations described above are necessarily subject to risk and uncertainty that may cause actual results to differ materially and adversely.

Forward-looking statements involve significant risks and uncertainties and actual results may differ materially from those presented, either expressed or implied, in this press release. Factors that might cause such differences include, but are not limited to: the Company's ability to successfully execute its business plans and achieve its objectives; changes in general economic, real estate and financial market conditions, either nationally or locally in areas in which the Company conducts its operations; changes in interest rates; new litigation or changes in existing litigation; future credit loss experience; increased competitive challenges and expanding product and pricing pressures among financial institutions; legislation or regulatory changes which adversely affect the Company's operations or business; loss of key personnel; changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies; and the ability to satisfy requirements related to the Sarbanes-Oxley Act and other regulation on internal control.

The reader should refer to the more complete discussion of such risks in Bridge Capital Holdings' annual reports on Forms 10-K and quarterly reports on Forms 10-Q on file with the Securities and Exchange Commission. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances.

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